Exhibit 2

UNITED MEXICAN STATES

Global Medium-Term Notes, Series A

Due Nine Months or More from the Date of Issue

U.S. $1,000,000,000 5.750% GLOBAL NOTES DUE 2110

October 5, 2010

Secretaría de Hacienda y Crédito Público

Unidad de Crédito Público

Insurgentes Sur 1971,Torre III, Piso 7

Col. Guadalupe Inn

Delegación Álvaro Obregón

01020 MEXICO, D.F.

MEXICO

Subject in all respects to the terms and conditions contained in the Amended and Restated Selling Agency Agreement dated July 18, 2008 (the “Selling Agency Agreement”), between the United Mexican States (“Mexico”) and Citigroup Global Markets Inc., Citigroup Global Markets Limited, Credit Suisse Securities (USA) LLC, Credit Suisse Securities (Europe) Limited, Goldman, Sachs & Co., Goldman Sachs International, J.P. Morgan Securities Inc., J.P. Morgan Securities Ltd., Lehman Brothers Inc., Lehman Brothers International (Europe), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch International, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International plc, UBS Securities LLC and UBS Limited, as agents (the “Agents”), and as modified by the terms and conditions hereof, the undersigned (the “Managers”) severally and not jointly agree to purchase, and Mexico agrees to sell, the principal amount set forth in Annex I hereto of 5.750% Global Notes due 2110 (the “Notes”) of Mexico, having the terms set forth in the Pricing Supplement dated the date hereof attached hereto as Annex II (the “Pricing Supplement”), and the Purchase Price set forth in the Pricing Supplement and described herein under “Payment” below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pricing Supplement and the Selling Agency Agreement. All of the provisions of the Selling Agency Agreement are incorporated herein by reference, as modified by the additional terms set forth below:

Closing Date and Time:	October 12, 2010, 10:00 a.m., New York City time

Payment:	The Managers will pay or cause to be paid to Mexico the Purchase Price for the Notes (being the aggregate amount payable for the Notes calculated at the Issue Price, plus accrued interest on the Notes, if any, from the date specified for such Notes in the Pricing Supplement, less the discount for the Notes specified in the Pricing Supplement). Such payment shall be made in U.S. dollars in immediately available funds to an account designated by Mexico.

Place of Delivery of Notes:	The closing shall be held at the New York office of Cleary Gottlieb Steen & Hamilton LLP.

Period during which additional Notes
may not be sold pursuant to Section
4(u) of the Selling Agency
Agreement:	None.

Force Majeure Provision:	Section 9(b)(i) of the Selling Agency Agreement

    X   Section 9(b)(ii) of the Selling Agency Agreement

Stabilization:	The Managers, for their own account may (or in the United Kingdom, for the account of Goldman Sachs International), to the extent permitted by applicable laws, over-allot or effect transactions in the open market or otherwise in connection with the distribution of the Notes with a view to stabilizing or maintaining the market price of the Notes at levels other than those which might otherwise prevail in the open market, but in doing so the Managers shall act as principal and not as agent of Mexico. Such transactions, if commenced, may be discontinued at any time. As between Mexico and the Managers, any loss resulting from stabilization shall be borne, and any profit arising therefrom shall be retained, by the Managers.

Expenses:	The Managers have agreed to pay certain of Mexico’s expenses as set out in the letter dated October 6, 2010 signed by Mexico and the Managers.

Additional Representations and Warranties of Mexico:	(1) For the purposes of this Agreement, the “Time of Sale” means 5:17 p.m., New York City time, on October 5, 2010. The prospectus dated September 2, 2010 (the “Basic Prospectus”), as amended and supplemented by the prospectus supplement dated September 2, 2010 (the “Prospectus Supplement”) and as further amended and supplemented by the preliminary pricing supplement dated October 5, 2010, is hereinafter called the “Pricing Prospectus” and the Basic Prospectus, as amended and supplemented by the Prospectus Supplement and the final pricing supplement dated October 5, 2010, as filed with the Commission pursuant to Rule 424(b)(2), is hereinafter referred to as the “Prospectus.” The Pricing Prospectus relating to the Notes, considered together with each Issuer Free Writing Prospectus relating to the Notes listed in Exhibit A hereto, as of the Time of Sale of the Notes (collectively, the “Time of Sale Information”), does not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus relating to the Notes listed in Exhibit A hereto did not or will not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; provided, however, that the representations and warranties in this paragraph (1) shall not apply to statements in or omissions from any such document made in reliance upon and in conformity with information furnished in writing to Mexico by the Managers expressly for use therein.

(2) (i) At the earliest time after the filing of the Registration Statement (or the most recent post-effective amendment thereto) that Mexico or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) and (ii) as of the date hereof, Mexico was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that

Mexico be considered an “ineligible issuer.”

(3) Exhibit A hereto is a complete list of any Issuer Free Writing Prospectuses relating to the Notes for which Mexico has received the consent of the Managers.

Other Provisions:	None.

Section 15 of the Selling Agency Agreement (relating to the submission to the jurisdiction of any state or federal court in the Borough of Manhattan in The City of New York by the parties thereto) is incorporated by reference herein, except that all references therein to “this Agreement” shall be deemed references to this Terms Agreement.

In addition, Mexico acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Terms Agreement, including the determination of the offering price of the Notes and the underwriting discount, is an arm’s-length commercial transaction between Mexico, on the one hand, and the Managers, on the other hand, and Mexico is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Terms Agreement; (ii) in connection with the transactions contemplated hereby and the process leading to such transaction each Manager is, has been, and will be acting solely as a principal and is not the financial advisor or fiduciary of Mexico, or its affiliates, creditors or employees or any other party; (iii) no Manager has assumed or will assume an advisory or fiduciary responsibility in favor of Mexico with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether such Manager has advised or is currently advising Mexico on other matters); and (iv) the Managers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Mexico, and the Managers have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship.

This Terms Agreement supersedes all prior agreements and understandings (whether written or oral) between Mexico and the Managers, or any of them, with respect to the subject matter hereof. Mexico hereby waives and releases, to the fullest extent permitted by law, any claims that Mexico may have against the Managers with respect to any breach or alleged breach of fiduciary duty relating to the transactions contemplated by this Terms Agreement.

THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCEPT THAT ALL MATTERS GOVERNING AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY MEXICO SHALL BE GOVERNED BY THE LAW OF MEXICO.

This Terms Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

DEUTSCHE BANK SECURITIES INC.

By:	/S/ CARLOS HERNANDEZ
Name: Carlos Hernandez Title: Director

By:	/S/ MARTIN GAVIRO
Name: Martin Gaviro Title: Director

GOLDMAN, SACHS & CO.

By:	/S/ GOLDMAN, SACHS & CO.
(Goldman, Sachs & Co.)

Accepted: UNITED MEXICAN STATES

By:	/S/ GERARDO RODRIGUEZ REGORDOSA
Name: Gerardo Rodriguez Regordosa Title: Deputy Undersecretary of Public Credit of the Ministry of Finance and Public Credit

Annex I

Managers	Principal Amount of Notes to be Purchased
Deutsche Bank Securities Inc.	US $	500,000,000
Goldman, Sachs & Co.	US $	500,000,000

Total:	US $	1,000,000,000

Annex II

Pricing Supplement, dated October 5, 2010

Exhibit A

Issuer Free Writing Prospectuses

1.        Issuer Free Writing Prospectus to be filed with the Commission on October 6, 2010, in the form set forth in Exhibit B hereto.

Exhibit B

Filed pursuant to Rule 433

Registration Statement No. 333-167916

October 5, 2010

United Mexican States

Final Terms and Conditions

5.750% Global Notes due 2110

Issuer:	United Mexican States

Transaction:	5.750% Global Notes due 2110 (the “Notes”)

Issue Currency:	U.S. dollars

Issue Size:	U.S. $1,000,000,000

Ratings:	[Insert Ratings]*

Maturity Date:	October 12, 2110

Pricing Date:	October 5, 2010

Settlement Date:	October 12, 2010 (T+4)

It is expected that delivery of the Notes will be made against payment therefor on the fourth business day following the Pricing Date of the Notes (such settlement cycle being referred to herein as “T+4”). October 11, 2010 (Columbus Day) will not be considered a business day for the purposes of this calculation. Trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next business day will be required, by virtue of the fact that the Notes initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes on the date of pricing or the next business day should consult their own advisors.

Coupon:	5.750%

Issue price:	94.276%, plus accrued interest from October 12, 2010

Yield:	6.100%

Interest Payment Dates:	April 12 and October 12 of each year, commencing April 12, 2011

Optional Redemption:	The Global Notes may be redeemed at the option of Mexico in whole or in part by paying a redemption price equal to the principal amount of the Global Notes plus a Make-Whole Amount at the Treasury Rate plus 35 basis points plus accrued interest on the principal amount of the Global Notes to the date of redemption.

Denominations:	U.S. $2,000 and integral multiples thereof

Day Count:	30/360

Underwriters Discount:	0.40%

Listing:	Application will be made to the Luxembourg Stock Exchange - Euro MTF Market Luxembourg

CUSIP/ISIN:	91086QAZ1 / US91086QAZ19

Joint Bookrunners /Allocation:	Deutsche Bank Securities Inc. (50%)

Goldman, Sachs & Co. (50%)

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each securities rating should be evaluated independent of each other securities rating.

A prospectus supplement and prospectus of Mexico, each dated September 2, 2010, accompany this free-writing prospectus and are available from the Securities and Exchange Commission’s website at

http://www.sec.gov/Archives/edgar/data/101368/000119312510203668/dsba.htm#toc. A preliminary pricing supplement, dated October 5, 2010, for the Notes, is available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000119312510223592/d424b2.htm

Mexico’s annual report on Form 18-K for the fiscal year ended December 31, 2008 is available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000095012309051061/c91167e18vk.htm; http://www.sec.gov/Archives/edgar/data/101368/000095012309051061/c91167exv99wd.htm; and http://www.sec.gov/Archives/edgar/data/101368/000095012309051061/c91167exv99we.htm.

Amendments to Mexico’s annual report on Form 18-K/A for the fiscal year ended December 31, 2008, including each of Mexico’s recent developments sections, are available from the Securities and Exchange Commission’s website at http://www.sec.gov/Archives/edgar/data/101368/000095012310001508/c94535e18vkza.htm and http://www.sec.gov/Archives/edgar/data/101368/000095012310001508/c94535exv1.htm for Amendment No. 1 filed with the Commission on January 11, 2010, and http://www.sec.gov/Archives/edgar/data/101368/000095012310003094/c94730e18vkza.htm; http://www.sec.gov/Archives/edgar/data/101368/000095012310003094/c94730exv1.htm;

http://www.sec.gov/Archives/edgar/data/101368/000095012310003094/c94730exv2.htm; http://www.sec.gov/Archives/edgar/data/101368/000095012310003094/c94730exv3.htm; and

http://www.sec.gov/Archives/edgar/data/101368/000095012310003094/c94730exv4.htm for Amendment No. 2 filed with the Commission on January 19, 2010, and

http://www.sec.gov/Archives/edgar/data/101368/000095012310020843/c97319e18vkza.htm and

http://www.sec.gov/Archives/edgar/data/101368/000095012310020843/c97319exv1.htm for Amendment No. 3 filed with the Commission on March 4, 2010, and http://www.sec.gov/Archives/edgar/data/101368/000095012310023527/c97672e18vkza.htm; http://www.sec.gov/Archives/edgar/data/101368/000095012310023527/c97672exv1.htm;

http://www.sec.gov/Archives/edgar/data/101368/000095012310023527/c97672exv2.htm;

http://www.sec.gov/Archives/edgar/data/101368/000095012310023527/c97672exv3.htm; and

http://www.sec.gov/Archives/edgar/data/101368/000095012310023527/c97672exv4.htm for Amendment No. 4 filed with the Commission on March 11, 2010, and

http://www.sec.gov/Archives/edgar/data/101368/000095012310032225/c98912e18vkza.htm; and

http://www.sec.gov/Archives/edgar/data/101368/000095012310032225/c98912exv1.htm for Amendment No. 5 filed with the Commission on April 6, 2010, and

http://www.sec.gov/Archives/edgar/data/101368/000095012310034286/c99120e18vkza.htm;

http://www.sec.gov/Archives/edgar/data/101368/000095012310034286/c99120exv1.htm;

http://www.sec.gov/Archives/edgar/data/101368/000095012310034286/c99120exv2.htm;

http://www.sec.gov/Archives/edgar/data/101368/000095012310034286/c99120exv3.htm; and

http://www.sec.gov/Archives/edgar/data/101368/000095012310034286/c99120exv4.htm for Amendment No. 6 filed with the Commission on April 13, 2010, and

http://www.sec.gov/Archives/edgar/data/101368/000119312510155175/d18ka.htm; and

http://www.sec.gov/Archives/edgar/data/101368/000119312510155175/dex1.htm for Amendment No. 7 filed with the Commission on July 8, 2010, and

http://www.sec.gov/Archives/edgar/data/101368/000119312510158861/d18ka.htm;

http://www.sec.gov/Archives/edgar/data/101368/000119312510158861/dex1.htm;

http://www.sec.gov/Archives/edgar/data/101368/000119312510158861/dex2.htm;

http://www.sec.gov/Archives/edgar/data/101368/000119312510158861/dex3.htm; and

http://www.sec.gov/Archives/edgar/data/101368/000119312510158861/dex4.htm for Amendment No. 8 filed with the Commission on July 14, 2010, and

http://www.sec.gov/Archives/edgar/data/101368/000119312510195071/d18ka.htm; and

http://www.sec.gov/Archives/edgar/data/101368/000119312510195071/dex1.htm for Amendment No. 9 filed with the Commission on August 23, 2010, and

http://www.sec.gov/Archives/edgar/data/101368/000119312510223579/d18ka.htm; and

http://www.sec.gov/Archives/edgar/data/101368/000119312510223579/dex1.htm for Amendment No. 10 filed with the Commission on October 5, 2010.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Web site of the Securities and Exchange Commission at

www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. toll free at 1-800-503-4611 or Goldman, Sachs & Co. toll free at 1-866-471-2526.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.